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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2016

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/14)

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Item 1.01          Entry into a Material Definitive Agreement.

1.      Agreement with Ephraim Fields

On March 25, 2016, Arotech Corporation (“Arotech” or the “Company”) and its largest stockholder, Ephraim Fields, entered into an agreement (the “Settlement Agreement”) to settle their pending proxy contest in connection with Arotech’s 2016 Annual Meeting of Stockholders, which will be held on Monday, May 9, 2016. Under terms of the Settlement Agreement, Mr. Lawrence F. Hagenbuch, a nominee on Mr. Fields’s proposed slate of directors, joined Arotech’s Board on March 25, 2016 as a Class II director, to serve as a director until Arotech’s 2017 annual meeting of stockholders, and was appointed to Arotech’s Compensation, Nominating, and Executive and Finance Committees. In order to make room for Mr. Hagenbuch, Dr. Jay M. Eastman, a Class I director, agreed to step down from the Board on March 25, 2016. As part of the Settlement Agreement, Arotech and Admiralty Partners, Inc. will shorten their voting agreement by one year. Additionally, as part of the Settlement Agreement, Mr. Fields will withdraw his slate of director nominees and will vote for the election of the slate of directors that will be nominated by Arotech at its 2016 Annual Meeting of Stockholders. The parties have also agreed to certain non-disparagement restrictions through July 20, 2016, and Arotech agreed to pay Mr. Fields’s out-of-pocket expenses incurred in connection with Arotech’s 2016 Annual Meeting in an amount up to $25,000. Pursuant to the terms of the Settlement Agreement, as a condition precedent to Mr. Hagenbuch’s appointment to the Board, Mr. Hagenbuch will deliver a written irrevocable resignation as a director of Arotech, effective only upon certain triggering events described in the Settlement Agreement.

The foregoing description of the Settlement Agreement is a summary of the material terms of the Settlement Agreement and is qualified in its entirety by the terms of the Settlement Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

2.      Amendment to Agreement with Admiralty Partners, Inc.

In Arotech’s Stock Purchase Agreement with Admiralty Partners, Inc. (“API”), as amended, API agreed that until July 31, 2018, API would with respect to the matters set forth in the Stock Purchase Agreement vote the shares of common stock beneficially owned by it at any meeting of the Arotech’s stockholders in accordance with the instructions of the Arotech’s management. In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, and pursuant to the terms of the Settlement Agreement described therein, Arotech has agreed to take any and all actions necessary in accordance with the terms of the Stock Purchase Agreement to decrease the term of the voting agreement described therein by one year, or to July 31, 2017.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 5.02.

1.      Retirement of Dr. Jay M. Eastman as Director

On March 25, 2016, and in connection with the transactions described under Item 1.01 of this Current Report on Form 8-K, Dr. Jay M. Eastman, a Class I director and member of the Company’s Board of Directors and the Chairman of its Compensation Committee and member of its Nominating Committee, retired from the Board of Directors of the Company effective immediately. Dr. Eastman noted that this decision was not the result of any disagreement between Dr. Eastman and the Company on any matter relating to the Company’s operations, policies or practices. Michael E. Marrus, who is currently serving as a member of the Audit Committee, was appointed as the new Chairman of the Compensation Committee, which will now consist of Messrs. Michael E. Marrus (Chairman), Richard I. Rudy, and Lawrence F. Hagenbuch (please see paragraph 2 below), and Mr. Hagenbuch will take Dr. Eastman’s place on the Nominating Committee, which will now consist of Messrs. Marrus (Chairman), Rudy, and Hagenbuch. Mr. Hagenbuch also joined the Executive and Finance Committee, which will now consist of Messrs. Robert S. Ehrlich, Steven Esses, Jon B. Kutler, and Lawrence F. Hagenbuch.

2.      Appointment of Lawrence F. Hagenbuch as Director

On March 25, 2016, and in connection with the transactions described under Item 1.01 of this Current Report on Form 8-K, the Board of Directors of Arotech selected Mr. Lawrence F. Hagenbuch to fill the vacancy on the Board created by the resignation of Dr. Jay M. Eastman. Mr. Hagenbuch will serve as a Class II director until the Company’s annual meeting of stockholders in 2017 and until his successor is duly elected and qualified.

Biography of Lawrence F. Hagenbuch

Lawrence F. Hagenbuch, 49, is currently the Chief Operating Officer and Chief Financial Officer for J. Hilburn, Inc., a custom clothier for men. Mr. Hagenbuch has been with J. Hilburn since May 2010. Mr. Hagenbuch served on the board of directors of Remy International (Nasdaq: REMY) from November 2008 until that company’s sale in November 2015, where he served on the audit and compensation committees. Mr. Hagenbuch has served in senior management positions for SunTx Capital Partners, Alix Partners, GE / GE Capital, and American National Can Group, Inc. Mr. Hagenbuch began his professional career in the United States Navy. Mr. Hagenbuch has extensive experience in supply chain, operational and profitability improvements, and through his background as a consultant and in senior management roles at various companies, he brings considerable experience in implementing lean manufacturing discipline and in creating innovative business and marketing strategies. Mr. Hagenbuch earned a B.S. in Mechanical and Materials Engineering from Vanderbilt University and an MBA from the Wharton School of the University of Pennsylvania.

In connection with his appointment to the Board, and pursuant to the terms of the Settlement Agreement, Mr. Hagenbuch will be appointed to the Company’s Compensation, Nominating, and Executive and Finance Committees. The Board has determined that Mr. Hagenbuch would qualify as an “independent director,” as that term is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended.

Mr. Hagenbuch shall receive compensation for his service as a director equal to the standard compensation received by other directors on the Board.

Except as set forth above in this Item and in Item 1.01 of this Current Report on Form 8-K, there is no arrangement or understanding pursuant to which Mr. Hagenbuch is to be appointed to the Board, nor are there any transactions or proposed transactions to which the Company and Mr. Hagenbuch are, or will be, a party. As of the date of this report, Mr. Hagenbuch has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01          Financial Statements and Exhibits.

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Settlement Agreement dated March 25, 2016 between the Company and Ephraim Fields
99.1	Press release dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Steven Esses
Name:	Steven Esses
Title:	President and Chief Executive Officer
Dated:    March 28, 2016